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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 28, 2003

ELECTRONICS BOUTIQUE HOLDINGS CORP.
(Exact Name of registrant as specified in charter)

Delaware	000-24603	51-0379406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
931 South Matlack Street, West Chester, PA		19382
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (610) 430-8100

Not Applicable
(Former name or former address, if changed since last report.)

Item 5.    Other Events and Required FD Disclosure.

        On February 28, 2003, Electronics Boutique Holdings Corp. announced that its affiliates, The Electronics Boutique, Inc. and EB Services Company, LLP, prevailed in the appeal of a major civil lawsuit brought against those companies by Game Group Plc. Game Group filed the appeal in October 2002 after judgment was entered against it in the trial of the matter.

        Game Group filed suit in March 2002 in the Chancery Division of the High Court of Justice in the United Kingdom. It sought a ruling that, because of an alleged change of control of EB Services Company, it was entitled to terminate the services agreement between itself and EB Services Company that had been in effect since 1995 and that does not expire by its terms until at least 2006. Pursuant to the services agreement, EB Services Company receives significant fees for services provided to Game Group. The fees were approximately $6.0 million for the fiscal year ended February 2002 and approximately $4.2 million for the first three quarters of the fiscal year ended February 2003. In October 2002, the Chancery Division ruled that Game Group was not entitled to terminate the services agreement.

        A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics Boutique Holdings Corp.
By:	/s/ JAMES A. SMITH
	Name:	James A. Smith
	Title:	Senior Vice President and Chief Financial Officer

Date March 3, 2003

EXHIBIT INDEX

99
Press Release, dated February 28, 2003.

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SIGNATURES
EXHIBIT INDEX